Registration No. 333-_____
As filed with the Securities and Exchange
Commission on May 24, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                KSB Bancorp, Inc.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                      04-3189069
--------------------------------------------------------------------------------
   (State of Incorporation)              (IRS Employer Identification No.)

                                   Main Street
                             Kingfield, Maine 04947
--------------------------------------------------------------------------------
                      (Address of Principal Executive Offices)



                                KSB Bancorp, Inc.
                   1998 Long-Term Incentive Stock Benefit Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plan)



                                   Copies to:
 John C. Witherspoon                               John J. Gorman, Esquire
 President and Chief Executive Officer            Edward A. Quint, Esquire
 KSB Bancorp, Inc.                         Luse Lehman Gorman Pomerenk & Schick
 Main Street                                    A Professional Corporation
 Kingfield, Maine 04947                        5335 Wisconsin Ave., N.W., #400
 (207) 265-2181                                  Washington, D.C.  20015
                                                      (202) 274-2000
--------------------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.: [X]

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
       Title of                                      Proposed                Proposed
      Securities               Amount                 Maximum                Maximum               Amount of
         to be                  to be             Offering Price            Aggregate             Registration
      Registered           Registered (1)            Per Share            Offering Price              Fee
--------------------------------------------------------------------------------------------------------------------
Options to Purchase
Common Stock

Common Stock, par      58,000 shares (2)             $18.50(3)                     $1,073,000
value $.01 per share                                                                                  $298

Common Stock, par      3,500 shares (2)              $15.50(3)                        $54,250
value $.01 per share                                                                                  $15

Common Stock, par      8,500 shares (4)              $13.00(3)                       $110,500
                       ------------                                                   -------
value $.01 per share                                                                                  $31
                                                                                                       --

        Total:         70,000  shares                                              $1,237,750         $344
                       ==============                                              ==========         ====

--------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the KSB Bancorp, Inc. 1998 Long-Term Incentive Stock Benefit Plan (the "Incentive Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of KSB Bancorp, Inc.
     pursuant to 17 C.F.R. ss. 230.416(a). (2) Represents shares currently reserved for issuance pursuant to options granted under the Incentive Plan.
     (3) Determined by the exercise price of the options pursuant to 17 C.F.R. ss. 230.457(h)(1). (4) Represents shares currently reserved for issuance pursuant to ungranted options under the Incentive Plan.




     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     This Registration Statement relates to the registration of options to purchase up to 70,000 shares of common stock, par value $.01 per share (the "Common Stock"), of KSB Bancorp, Inc. (the "Company") pursuant to the Incentive Plan and 70,000 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the Incentive Plan. Documents containing the information required by Part I of the Registration Statement have been or will be sent or given to participants in the Incentive Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, filed with the Securities and Exchange Commission (the "SEC") on March 31, 1999.

     (b) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above.

     (c) The Company's Proxy Statement relating to the Company's May 13, 1998 annual meeting of stockholders, filed with the SEC on April 8, 1998.

     (d) The description of the Common Stock contained in the Registration Statement on Form S-1 (Commission File No. 33-59744), originally filed by the Company under the Securities Act of 1933 with the SEC on March 18, 1993.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Directors and officers of the Company are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the Incentive Plan.

     The terms of the indemnification are set forth in the Company's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Company to indemnify the director for the amount claimed, but the burden of proving such defense is on the Company.

     The Company is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Company against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  List of Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     4 KSB Bancorp, Inc. 1998 Long-Term Incentive Stock Benefit Plan (Incorporated by reference to Appendix A of the Registran's Proxy Statement relating to the Company's May 13, 1998 annual meeting of stockholders).

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

     23.2 Consent of Berry, Dunn, McNeil & Parker.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the registration statement not previously disclosed in this registration statement or any material change to such information in this registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1998 Long-Term Incentive Stock Benefit Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number                      Description


      5                Opinion of Luse Lehman Gorman Pomerenk & Schick,
                       A Professional Corporation as to the legality of the Common Stock registered hereby.

      23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

      23.2             Consent of Berry, Dunn, McNeil & Parker.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingfield, State of Maine, on this 18th day of May, 1999.

         KSB Bancorp, Inc.


By:   /s/ John C. Witherspoon
      John C. Witherspoon, President and
        Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.



By: /s/ John C. Witherspoon                By: /s/ John E. Thien
    John C. Witherspoon, President, Chief      John E. Thien, Vice President and
    Executive Officer and Director             Chief Financial Officer
    (Principal Executive Officer)              (Principal Financial and
                                               Accounting Officer)

Date: May 18, 1999                         Date: May 18, 1999



By: /s/ Winfield R. Robinson               By: /s/ Roger G. Spear
    Winfield F. Robinson, Chairman             Roger G. Spear, Director

Date: May 18, 1999                         Date: May 18, 1999



By: /s/ William P. Dubord                  By: /s/ Theodore C. Johnson
    William P. Dubord, Director                Theodore C. Johnson, Director

Date: May 18, 1999                         Date: May 18, 1999



By: /s/ G. Norton Luce
    G. Norton Luce, Director

Date: May 18, 1999

                 OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK

           [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]




May 24, 1999                                                      (202) 274-2000

Board of Directors
KSB Bancorp, Inc.
Main Street
Kingfield, Maine 04947

                  Re:      KSB Bancorp, Inc.
                           Registration Statement on Form S-8

Ladies and Gentlemen:

         You have requested the opinion of this firm as to certain matters in connection with the offer and sale of KSB Bancorp, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the KSB Bancorp, Inc. 1998 Long-Term Incentive Stock Benefit Plan (the "Plan"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

         Based on the foregoing, we are of the following opinion:

         Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plan, will be legally issued, fully paid and non-assessable.

         This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the form S-8.
                                        Very truly yours,


                                   /s/  Luse   Lehman   Gorman Pomerenk & Schick
                                        LUSE LEHMAN  GORMAN  POMERENK  & SCHICK
                                        A Professional Corporation

                                  EXHIBIT 23.2

                     CONSENT OF BERRY, DUNN, McNEIL & PARKER

                  [LETTERHEAD OF BERRY, DUNN, McNEIL & PARKER]



                         CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated January 21, 1999, accompanying the consolidated financial statements of KSB Bancorp, Inc. and Subsidiary included in the Annual Report on Form 10-KSB for the year ending December 31, 1998. We consent to the incorporation by reference of said report in the Registration Statement of KSB Bancorp, Inc. on Form S-8.


/s/ BERRY, DUNN, McNEIL & PARKER


Portland, Maine
May 24, 1999